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                                                               EXHIBIT 21.1

            SUBSIDIARIES OF UNIVISION COMMUNICATIONS INC.







PTI Holdings, Inc., a Delaware Corporation
Univision Television Group, Inc., a Delaware Corporation
KWEX License Partnership, G.P., a California general partnership KUVN License Partnership, G.P., a California general partnership KLUZ License Partnership, G.P., a California general partnership KMEX License Partnership, G.P., a California general partnership KDTV License Partnership, G.P., a California general partnership KFTV License Partnership, G.P., a California general partnership KTVW License Partnership, G.P., a California general partnership KXLN License Partnership, G.P., a California general partnership WGBO License Partnership, G.P., a California general partnership WXTV License Partnership, G.P., a California general partnership WLTV License Partnership, G.P., a California general partnership KUVS License Partnership, G.P., a California general partnership KUVI License Partnership, G.P., a California general partnership The Univision Network Limited Partnership
Galavision, Inc.
Sunshine Acquisition, L.P.
Sunshine Acquisition Corp.